UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Visa Inc. (the “Company”) amended the Company’s Bylaws, effective October 30, 2015, to implement proxy access and make a number of clarifications and refinements following receipt of a stockholder proposal. Section 2.17 of the Bylaws permits up to 20 stockholders owning 3% or more of the Company’s outstanding Class A common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of Visa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: November 3, 2015
	By:	/s/ Charles W. Scharf
Charles W. Scharf Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Visa Inc.